SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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At our 2005 Annual Meeting of Stockholders, which is scheduled for May 5, 2005, our stockholders will be asked to approve our 2005 Stock Incentive Plan. In our proxy statement, dated April 7, 2005, relating to the 2005 Annual Meeting of Stockholders, we disclosed that shares subject to outstanding options under our 2000 Equity Incentive Plan as of the effective date of the 2005 Plan which are not thereafter issued or which have been issued but are subsequently forfeited and which would otherwise have been available for further issuance under the 2000 Equity Incentive Plan will become available for issuance under the 2005 Plan. We would like to clarify that if the 2005 Plan is approved by the stockholders, the 2000 Equity Incentive Plan will be terminated and we will not grant any new awards under the 2000 Equity Incentive Plan.